Exhibit 99.1

Teladoc Health Reports First-Quarter 2020 Results

Year-over-year Q1 revenue grows 41% to $180.8 million

Total visits increase 92% to 2.0 million

Issues 2020 second-quarter guidance and updates full-year expectations

PURCHASE, NY, April 29, 2020 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the first quarter ending March 31, 2020.

“In the first quarter of 2020 alone Teladoc Health delivered two million medical visits to people around the world, while simultaneously expanding access to millions of new members.” said Jason Gorevic, chief executive officer. “As our clients and consumers have turned to us during these unpredecented times, our proven ability to meet their needs has elevated our global leadership role and accelerated our impact on the healthcare system overall.”

Financial Highlights for the First Quarter Ended March  31, 2020

Revenue
($ thousands)
	Quarter Ended		Year over Year
	March 31,		Growth
	2020	2019
Subscription Access Fees Revenue
U.S.	$107,939	$80,979	33%
International	29,114	24,975	17%
Total	137,053	105,954	29%

Visit Fee Revenue
U.S. Paid Visits	30,898	18,248	69%
U.S. Visit Fee Only	12,586	4,121	205%
International Paid Visits	262	250	5%
Total	43,746	22,619	93%

Total Revenue*	$180,799	$128,573	41%

*Organic first-quarter 2020 revenue, excluding MedecinDirect, increased by 40 percent year over year.

Membership & Visit Fee Only Access
(millions)
	Year Ended		Year over Year
	March 31,		Growth
	2020	2019
Total U.S. Paid Membership	43.0	26.7	60.8%

Total U.S. Visit Fee Only Access	19.2	10.2	88.7%

Visits
(thousands)			Quarter
	Quarter Ended		Year over Year
	March 31,		Growth
	2020	2019
Paid Visits from U.S. Paid Membership	648	365	77%
Percent of Paid Visits from U.S. Paid Membership	47%	51%	(8)%
Visits Included from U.S. Paid Membership	738	353	109%

Total Visits from U.S. Paid Membership	1,386	718	93%

U.S. Visit Fee Only	227	63	263%

International Visits	432	282	53%
Total Visits	2,045	1,063	92%

Utilization	13.36%	11.00%	237	pt

•	Net loss was $(29.6) million for the first quarter 2020 compared to $(30.2) million for the first quarter 2019.
•	Net loss per basic and diluted share was $(0.40) for the first quarter 2020 compared to $(0.43) for the first quarter 2019.
•	Gross margin was 60.0 percent for the first quarter 2020 compared to 65.3 percent for the first quarter 2019.
•	EBITDA was $(11.3) million for the first quarter 2020 compared to $(13.3) million for the first quarter 2019.
•	Adjusted EBITDA was a positive $10.7 million for the first quarter 2020 compared to a positive $1.2 million for the first quarter 2019.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations. Given the uncertainty of the expected path of the COVID-19 outbreak as well as the broader economic impact, our updated guidance is based on what we know today. As this is an emerging situation, circumstances are likely to change in the coming weeks and months, but we believe our guidance ranges provide a reasonable baseline for 2020 financial performance.

For the second-quarter 2020, we expect:

•	Total revenue to be in the range of $215 million to $225 million.
•	EBITDA to be in the range of $(1) million to $3 million.
•	Adjusted EBITDA to be in the range of $20 million to $24 million.
•

Total U.S. paid membership to be approximately 49 million to 50 million members and visit-fee-only access to be available to approximately 21 to 22 million individuals, including the addition of 2 to 3 million members on a temporary basis.

•	Total visits to be between 2.3 million and 2.4 million.
•	Net loss per share, based on 74.6 million weighted average shares outstanding, to be between $(0.28) and $(0.23).

For the full-year 2020, we expect:

•	Total revenue to be in the range of $800 million to $825 million.
•	EBITDA loss to be in the range of $(14) million to $(4) million.
•	Adjusted EBITDA to be in the range of positive $70 million to $80 million.
•	Total U.S. paid membership to be at least 50 million members and visit-fee-only access to be available to approximately 19 to 20 million individuals.
•	Total visits to be between 8 million to 9 million.
•	Net loss per share, based on 74.7 million weighted average shares outstanding, to be between $(1.27) and $(1.13).

Quarterly Conference Call

The first quarter 2020 earnings conference call and webcast will be held Wednesday, April 29, 2020 at 4:30 p.m. EST. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5662826 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. Ranked #1 among direct-to-consumer telehealth providers in the J.D. Power 2019 U.S. Telehealth Satisfaction Study, the integrated services from Teladoc Health include telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,400 employees, the organization delivers care in 175 countries and in more than 40 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	March 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$507,956	$514,353
Short-term investments	2,819	2,711
Accounts receivable, net of allowance of $4,651 and $3,787, respectively	70,721	56,948
Prepaid expenses and other current assets	14,932	13,990
Total current assets	596,428	588,002
Property and equipment, net	10,092	10,296
Goodwill	734,386	746,079
Intangible assets, net	214,666	225,453
Operating lease - right-of-use assets	32,175	26,452
Other assets	15,330	6,545
Total assets	$1,603,077	$1,602,827
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,142	$9,075
Accrued expenses and other current liabilities	71,927	49,848
Accrued compensation	17,095	31,258
Total current liabilities	97,164	90,181
Other liabilities	10,237	11,539
Operating lease liabilities, net of current portion	29,430	24,994
Deferred taxes	18,848	21,678
Convertible senior notes, net	447,221	440,410
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 74,076,286 shares and 72,761,941 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	74	73
Additional paid-in capital	1,572,024	1,538,716
Accumulated deficit	(537,128)	(507,525)
Accumulated other comprehensive loss	(34,793)	(17,239)
Total stockholders’ equity	1,000,177	1,014,025
Total liabilities and stockholders’ equity	$1,603,077	$1,602,827

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended March 31,
	2020	2019
Revenue	$180,799	$128,573
Expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	72,382	44,677
Operating expenses:
Advertising and marketing	32,515	26,404
Sales	17,940	16,212
Technology and development	19,257	15,987
Legal and regulatory	1,222	1,586
Acquisition and integration related costs	3,664	1,012
General and administrative	45,120	35,982
Depreciation and amortization	9,710	9,600
Total expenses	201,810	151,460
Loss from operations	(21,011)	(22,887)
Interest expense, net	9,303	6,521
Net loss before taxes	(30,314)	(29,408)
Income tax (benefit) expense	(711)	742
Net loss	$(29,603)	$(30,150)

Net loss per share, basic and diluted	$(0.40)	$(0.43)

Weighted-average shares used to compute basic and diluted net loss per share	73,278,857	70,919,496

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Quarter Ended March 31,
	2020	2019
Cash flows used in operating activities:
Net loss	$(29,603)	$(30,150)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,228	11,563
Allowance for doubtful accounts	1,247	783
Stock-based compensation	18,315	13,523
Deferred income taxes	(2,820)	(2,672)
Accretion of interest	6,859	6,060
Changes in operating assets and liabilities:
Accounts receivable	(17,219)	(8,251)
Prepaid expenses and other current assets	101	350
Other assets	137	30
Accounts payable	(502)	(28)
Accrued expenses and other current liabilities	21,565	14,530
Accrued compensation	(13,798)	(11,737)
Operating lease liabilities	(1,287)	(479)
Other liabilities	(543)	(1,414)
Net cash used in operating activities	(6,320)	(7,892)
Cash flows (used in) provided by investing activities:
Purchase of property and equipment	(962)	(571)
Purchase of internal-use software	(1,966)	(1,099)
Proceeds from marketable securities	0	9,000
Sale of assets	0	6
Pre-funding associated with the pending acquisition	(9,000)	0
Net cash (used in) provided by investing activities	(11,928)	7,336
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	14,889	8,854
Cash received for withholding taxes on stock-based compensation, net	164	1,848
Net cash provided by financing activities	15,053	10,702
Net (decrease) increase in cash and cash equivalents	(3,195)	10,146
Foreign exchange difference	(3,202)	(177)
Cash and cash equivalents at beginning of the period	514,353	423,989
Cash and cash equivalents at end of the period	$507,956	$433,958

Income taxes paid	$0	$23

Interest paid	$0	$0

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use gross margin, EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

Gross margin is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization shown separately) as a percentage of our total revenue. We believe that it provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term gross margin, EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Gross margin, EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•

Gross margin has been and will continue to be affected by a number of factors, including the fees we charge our Clients, the number of visits and cases we complete the costs paid to Providers and medical experts as well as the costs of our provider network operations center;

•	Gross margin does not reflect the significant depreciation and amortization to cost of revenue;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBITDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;
•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and gross margin, EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using gross margin, EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of gross margin, EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended
	March 31,
	2020	2019
Net loss	$(29,603)	$(30,150)
Add:
Interest expense, net	9,303	6,521
Income tax (expense)/benefit	(711)	742
Depreciation expense	851	863
Amortization expense	8,859	8,737
EBITDA	(11,301)	(13,287)
Stock-based compensation	18,315	13,523
Acquisition and integration related costs	3,664	1,012
Adjusted EBITDA	$10,678	$1,248

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com